Exhibit 99.1

Rekor Systems Announces Pricing of $15.0 Million Underwritten Registered Direct Offering

Columbia, Maryland – December 15, 2025: Rekor Systems, Inc. (Nasdaq: REKR) (“Rekor,” “we,” “our” or the “Company”), a leader in developing and implementing state-of-the-art roadway intelligence technology, today announced the pricing of an underwritten registered direct offering of 8,571,428 units at a public offering price of $1.75 per unit, with each unit consisting of one share of common stock and a warrant to purchase one share of common stock at an exercise price of $2.40 per share. The warrants will be immediately exercisable and will expire seven years from the date of issuance. The shares of common stock and warrants comprising the units are immediately separable and will be issued separately. The offering is expected to close on or about December 16, 2025, subject to the satisfaction of customary closing conditions.

The gross proceeds to Rekor from the offering are expected to be approximately $15 million, before deducting underwriting discounts and commissions and other offering expenses payable by Rekor. Rekor intends to use the net proceeds from this offering for working capital, capital expenditures and general corporate purposes.

The offering included participation from one institutional investor.

William Blair is acting as the sole book-running manager for the offering.

The securities described above are being offered pursuant to an effective shelf registration statement on Form S-3 that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 26, 2024 and declared effective on August 6, 2024. A prospectus supplement and accompanying prospectus relating to and describing the terms of the offering was filed with the SEC on December 15, 2025 and may be obtained by contacting William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, Illinois 60606, by telephone at (800) 621-0687 or by email at prospectus@williamblair.com; or by accessing the SEC’s website at https://www.sec.gov/.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a leader in developing and implementing state-of-the-art roadway intelligence systems using AI enabled computer vision and machine learning. As a pioneer in the implementation of digital infrastructure, Rekor is collecting, connecting, and organizing the world’s mobility data – laying the foundation for a digitally-enabled operating system for the roadway. With our Rekor One® Roadway Intelligence Engine at the foundation of our technology, we aggregate and transform trillions of data points into intelligence through proprietary computer vision, machine learning, and big data analytics that power our platforms and applications. Our solutions provide actionable insights that give governments and businesses a comprehensive picture of roadways while providing a collaborative environment that drives the world to be safer, greener, and more efficient.

Forward-looking Statements

Except for historical information, certain statements in this press release, including statements regarding the registered direct offering and the terms of such offering are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to risks, uncertainties and assumptions about Rekor and its business, including, without limitation, risks and uncertainties related to market conditions, the ability to complete the offering, and the satisfaction of the closing conditions related to the registered direct offering. Such forward-looking statements involve substantial risks and uncertainties that relate to future events and the actual results could differ significantly from those expressed or implied by the forward-looking statements. Any forward-looking statements are based on Rekor’s current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Rekor makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change, except as required by law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Rekor’s business in general, please refer to the “Risk Factors” section in Rekor’s effective shelf registration statement on Form S-3 filed with the SEC on July 26, 2024 and declared effective on August 6, 2024, including the documents incorporated by reference therein, including its Annual Report on Form 10-K filed with the SEC on March 31, 2025 and its Quarterly Report on Form 10-Q filed with the SEC on November 13, 2025.

Media & Investor Relations Contact:

Rekor Systems, Inc.

Charles Degliomini

ir@rekor.ai